UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2008
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street
Scottsdale, Arizona	85260-3649
(Address of principal executive offices)	(Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On May 16, 2005, the stockholders of JDA Software Group, Inc. (the “Company”) adopted the Company’s 2005 Performance Incentive Plan (as amended, the “Incentive Plan”) to, among other things, increase the linkage between executive compensation and corporate performance and to enable the Company to make equity awards based upon achievement by the Company of annual operating goals, primarily net income.
     On February 7, 2008, the Compensation Committee of the Board of Directors (the “Committee”) approved awards of performance shares to certain employees of the Company, including to the executive officers listed below (the “Performance Share Awards”). The primary purpose of these awards is to encourage employees to achieve an annual EBITDA target. The following table sets forth the maximum number of performance shares that may be earned by each named participant.

		Number of
		Performance
Participant	Title	Shares
Hamish N. Brewer	President and Chief Executive Officer	39,470
Kristen L. Magnuson	Executive Vice President and Chief Financial Officer	19,735
Christopher Koziol	Chief Operating Officer	19,735
Philip Boland	Senior Vice President, Worldwide Consulting Services	9,868
G. Michael Bridge	Senior Vice President and General Counsel	7,894
Thomas Dziersk	Senior Vice President, Americas	11,841
Brian Boylan	Senior Vice President, Human Resources	3,947
Arnaud Decarsin	Regional Vice President, EMEA	9,868
Larry Ferrere	Senior Vice President, Product Management and Chief Marketing Officer	7,894
David Johnston	Senior Vice President, Supply Chain	2,960
David R. King	Senior Vice President, Product Development	9,868
Christopher J. Moore	Senior Vice President, Customer Support Solutions	9,868
Rod Talbot	Regional Vice President, Asia Pacific	5,921
Wayne J. Usie	Senior Vice President, Retail	2,960

	Total	161,829
     The closing price of the Company’s common stock on February 7, 2008 was $17.34.
     Each Performance Share Award represents the opportunity of the participant to receive a number of shares of common stock determined by the extent to which an EBITDA target is achieved or exceeded by the Company in 2008 (the “Distributable Shares”), subject to the participant’s continued employment with the Company. A participant who remains employed through the settlement date is entitled to receive, without payment of monetary consideration, on the settlement date, an immediate grant of a number of shares of the Company’s common stock equal to 50% of the number of Distributable Shares. In addition, on the settlement date, the participant will be granted a restricted stock unit award for the remaining 50% of the Distributable Shares. Subject to the participant’s continued employment, the restricted stock units will vest and be settled by the issuance to the participant of shares of common stock in 24 monthly installments over the subsequent two year period under the terms of the Company’s standard restricted stock unit agreement. This summary is qualified in its entirety by the terms and conditions of the Incentive Plan and the applicable award agreements.

     Also on February 7, 2008, the Committee approved a 2008 cash incentive bonus plan (the “Cash Plan”) for the following executive officers of the Company, with the target bonus established for each set forth below:

Participant	Target Bonus
Hamish N. Brewer	350,000
Kristen L. Magnuson	250,000
Christopher Koziol	275,000
Philip Boland	250,000
G. Michael Bridge	200,000
Thomas Dziersk	275,000
Brian Boylan	175,000
Arnaud Decarsin	250,000
Larry Ferrere	250,000
David Johnston	200,000
David R. King	225,000
Christopher J. Moore	245,000
Rod Talbot	250,000
Wayne J. Usie	245,000

Total	$3,440,000
     The bonus amounts are annual targets, a portion of which may be paid quarterly in the discretion of the Committee based upon the Company’s progress towards the annual goal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: February 13, 2008	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer